                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	investors@cmegroup.com
news@cmegroup.com	CME-G
www.cmegroup.com/media-room.html
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Third-Quarter 2023 Financial Results
CHICAGO, October 25, 2023 - CME Group Inc. (NASDAQ: CME) today reported financial results for the third quarter of 2023.
The company reported revenue of $1.3 billion and operating income of $820 million for the third quarter of 2023. Net income was $750 million and diluted earnings per common share were $2.06. On an adjusted basis, net income was $818 million and diluted earnings per common share were $2.25. Financial results presented on an adjusted basis for the third quarter of 2023 and 2022 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1

"CME Group delivered its ninth consecutive quarter of double-digit growth in adjusted earnings per share and a 9% increase in revenue as market participants continued turning to our markets to mitigate their business risks amid accelerating geopolitical uncertainty," said CME Group Chairman and Chief Executive Officer Terry Duffy. "This was a particularly strong quarter, with interest rate volume increasing 6%, driven by an 18% rise in Treasury futures ADV and records in our Ultra 10-Year and Ultra T-Bond futures. We also generated significant growth across agricultural, energy and options products."

Third-quarter 2023 average daily volume (ADV) was 22.3 million contracts. Non-U.S. ADV reached 6.5 million contracts, up 7% from third-quarter 2022, including 16% growth in interest rates and double-digit growth across agricultural, energy and metals products.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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Clearing and transaction fees revenue for third-quarter 2023 totaled $1.1 billion. The total average rate per contract was $0.707. Market data revenue totaled $168 million for third-quarter 2023.
As of September 30, 2023, the company had approximately $2.5 billion in cash (including $150 million deposited with Fixed Income Clearing Corporation, which is included in other current assets) and $3.4 billion of debt. The company paid dividends of approximately $400 million during the third quarter of 2023. The company has returned over $22 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

CME Group will hold a Q&A conference call to discuss third-quarter 2023 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third party providers that our clients rely on; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services and in trade processing/post trade services (OSTTRA), our primary data distribution partners’ actions and our partnership with Google Cloud; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2023, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$2,300.2	$2,720.1
Marketable securities	104.1	96.0
Accounts receivable, net of allowance	558.4	483.2
Other current assets (includes $5.1 and $4.9 in restricted cash)	622.0	529.8
Performance bonds and guaranty fund contributions	87,192.1	135,249.2
Total current assets	90,776.8	139,078.3
Property, net of accumulated depreciation and amortization	417.3	455.5
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,095.4	3,269.7
Goodwill	10,477.6	10,482.5
Other assets (includes $0.0 and $0.1 in restricted cash)	3,655.8	3,714.4
Total Assets	$125,598.2	$174,175.7
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$53.8	$121.4
Short-term debt	—	16.0
Other current liabilities	634.6	2,300.9
Performance bonds and guaranty fund contributions	87,192.1	135,249.2
Total current liabilities	87,880.5	137,687.5
Long-term debt	3,424.7	3,422.4
Deferred income tax liabilities, net	5,332.7	5,361.1
Other liabilities	808.7	826.0
Total Liabilities	97,446.6	147,297.0
Total CME Group Shareholders’ Equity	28,151.6	26,878.7
Total Liabilities and Equity	$125,598.2	$174,175.7

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended, September 30,
	2023	2022	2023	2022
Revenues
Clearing and transaction fees	$1,085.5	$998.6	$3,404.0	$3,161.3
Market data and information services	167.6	154.3	496.5	457.7
Other	84.7	74.9	239.1	192.6
Total Revenues	1,337.8	1,227.8	4,139.6	3,811.6
Expenses
Compensation and benefits	205.5	189.6	615.7	560.1
Technology	55.6	46.8	160.2	138.6
Professional fees and outside services	32.2	35.1	108.3	98.9
Amortization of purchased intangibles	57.2	55.5	171.0	171.0
Depreciation and amortization	31.1	34.5	95.3	101.0
Licensing and other fee agreements	79.5	83.6	242.4	247.6
Other	56.5	43.9	174.2	146.8
Total Expenses	517.6	489.0	1,567.1	1,464.0
Operating Income	820.2	738.8	2,572.5	2,347.6
Non-Operating Income (Expense)
Investment income	1,272.5	686.2	4,198.4	1,046.2
Interest and other borrowing costs	(39.6)	(40.4)	(119.7)	(122.8)
Equity in net earnings of unconsolidated subsidiaries	76.8	76.5	230.1	237.1
Other non-operating income (expense)	(1,155.6)	(581.1)	(3,733.7)	(845.1)
Total Non-Operating Income (Expense)	154.1	141.2	575.1	315.4
Income before Income Taxes	974.3	880.0	3,147.6	2,663.0
Income tax provision	224.1	200.4	736.0	609.9
Net Income	$750.2	$679.6	$2,411.6	$2,053.1
Net Income Attributable to Common Shareholders of CME Group	$740.8	$671.1	$2,381.3	$2,027.2

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.06	$1.87	$6.63	$5.65
Diluted	2.06	1.87	6.62	5.64
Weighted Average Number of Common Shares:
Basic	359,020	358,715	358,965	358,655
Diluted	359,619	359,288	359,448	359,206

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	3Q 2022	4Q 2022	1Q 2023	2Q 2023	3Q 2023
Trading Days	64	63	62	62	63
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	3Q 2022	4Q 2022	1Q 2023	2Q 2023	3Q 2023
Interest rates	10,357	9,832	14,490	11,273	10,967
Equity indexes	7,445	7,465	7,303	6,216	6,353
Foreign exchange	1,091	1,000	969	898	942
Energy	1,837	1,829	2,083	2,104	2,126
Agricultural commodities	1,208	1,171	1,379	1,752	1,433
Metals	498	508	649	612	528
Total	22,437	21,803	26,873	22,855	22,349
Venue
CME Globex	21,021	20,279	24,171	20,907	20,838
Open outcry	704	746	1,623	1,124	713
Privately negotiated	711	778	1,080	825	797
Total	22,437	21,803	26,873	22,855	22,349

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	3Q 2022	4Q 2022	1Q 2023	2Q 2023	3Q 2023
Interest rates	$0.479	$0.500	$0.495	$0.505	$0.508
Equity indexes	0.524	0.535	0.595	0.644	0.625
Foreign exchange	0.729	0.756	0.790	0.800	0.791
Energy	1.140	1.181	1.300	1.347	1.324
Agricultural commodities	1.351	1.356	1.349	1.356	1.328
Metals	1.520	1.519	1.517	1.487	1.492
Average RPC	$0.631	$0.651	$0.664	$0.724	$0.707

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended, September 30,
	2023	2022	2023	2022
Net Income	$750.2	$679.6	$2,411.6	$2,053.1
Restructuring and severance	12.6	—	14.9	10.2
Amortization of purchased intangibles(1)	70.7	68.5	211.3	206.4
Strategic transaction-related costs (credits)	—	1.2	(2.2)	3.4
Foreign exchange transaction (gains) losses	(1.9)	(10.5)	(0.1)	(23.6)
Unrealized and realized (gains) losses on investments	2.0	(1.1)	(71.8)	(4.6)
Unrealized and realized (gains) losses on assets	—	0.7	0.4	0.7
Debt costs related to refinancing	—	—	—	7.7
Trading floor enhancements	—	—	—	4.8
Litigation Matters or Settlements	2.0	—	2.0	—
Income tax effect related to above	(17.6)	(11.3)	(28.6)	(40.1)
Other income tax items	—	(8.0)	(0.8)	(16.2)
Adjusted Net Income	$818.0	$719.1	$2,536.7	$2,201.8
Adjusted Net Income Attributable to Common Shareholders of CME Group	$807.8	$710.0	$2,504.8	$2,174.1

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.06	$1.87	$6.63	$5.65
Diluted	2.06	1.87	6.62	5.64

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.25	$1.98	$6.98	$6.06
Diluted	2.25	1.98	6.97	6.05

Weighted Average Number of Common Shares:
Basic	359,020	358,715	358,965	358,655
Diluted	359,619	359,288	359,448	359,206
Preferred shares(2)	4,584	4,584	4,584	4,584

1. Includes $11.1 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.5 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC, reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.

2. Preferred shares have similar rights as common shares without voting rights.